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                                                                    Exhibit 99.1


Contact: Thomas L. Carter, Chief Financial Officer, (317) 715-4195


CHAMPIONSHIP AUTO RACING TEAMS, INC. ANNOUNCES A SPECIAL MEETING OF ITS STOCKHOLDERS

INDIANAPOLIS, IN - (November 19, 2003) - Championship Auto Racing Teams, Inc. ("Championship") (OTCBB: CPNT) announced today that it will hold a special meeting of its stockholders, at which it will ask stockholders to vote to adopt the previously announced merger agreement with Open Wheel Racing Series LLC. The meeting is scheduled for December 19, 2003 at 10:00 am, local time, at Championship's headquarters.

Championship Auto Racing Teams, Inc. and Open Wheel Racing Series LLC announced previously they have signed a definitive merger agreement providing for Open Wheel Racing Series to acquire Championship for cash equivalent to $0.56 per share, based on the number of shares of Championship common stock currently outstanding. The transaction is subject to a number of closing conditions, including approval by Championship's stockholders.

Open Wheel Racing Series is a newly formed holding company owned indirectly by a group of investors including Gerald R. Forsythe, Kevin Kalkhoven and Paul Gentilozzi. Open Wheel Racing Series currently has beneficial ownership of 3,377,400 shares of Championship common stock, which represent approximately 22.9% of the outstanding shares of Championship. These shares will be contributed to Open Wheel Racing Series by Mr. Forsythe or entities owned or controlled by him. Open Wheel Racing Series has previously stated that, if the transaction is completed, it intends to continue to operate the business of Championship, including continuing to sanction the motorsports series currently known as "Bridgestone Presents the Champ Car World Series Powered by Ford."

ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

Championship Auto Racing Teams, Inc. (OTCBB: CPNT) owns, operates and markets the 2003 Bridgestone Presents The Champ Car World Series Powered by Ford. Veteran racing teams such as Newman/Haas Racing, Player's/Forsythe Racing, Team Rahal, Patrick Racing and Walker Racing competed with many new teams this year in pursuit of the Vanderbilt Cup. CART Champ Cars are thoroughbred racing machines that reach speeds in excess of 200 miles per hour, showcasing the technical expertise of manufacturers such as Ford Motor Company, Lola Cars, Walker Racing LLC, (Reynard) and Bridgestone/Firestone North American Tire, LLC. The 18-race 2003 Bridgestone Presents The Champ Car World Series Powered by Ford was broadcast by television partners CBS and SPEED Channel. CART also owns and operates its top development series, the Toyota Atlantic Championship. Learn more about CART's open-wheel racing series at www.champcarworldseries.com.

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SAFE HARBOR STATEMENT

Statements made in this news release that state the company's or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "forecast," "intend," "could," "would," "estimate," or "continue" or the negative variation thereof or comparable terminology are intended to identify forward looking statements. It is important to note that the company's actual results could differ materially from those contained or implied by such forward-looking statements. The risks and uncertainties to be considered include, but are not limited to, the failure of the proposed merger with Open Wheel to be completed for any reason, CART, Inc.'s new co-promoted and self-promoted events; new television and advertising arrangements; the success of events in new venues; participation by race teams; the current uncertain economic environment and weak advertising market; and availability in capital; among others. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Championship's SEC filings made from time to time, including, but not limited to, the Form 10-K for the year ended December 31, 2002, as amended, and subsequent 10-Qs. Copies of those filings are available from Championship and the Championship's website at www.champcarworldseries.com and the SEC and the SEC's website at www.sec.gov.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger with Open Wheel, Championship filed a definitive proxy statement with the SEC on November 19, 2003. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. The definitive proxy statement will be sent to stockholders of Championship seeking their approval of the proposed transaction on or about November 20, 2003. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Championship with the SEC at the SEC's website at www.sec.gov. In addition, copies of documents filed with the SEC by Championship may be obtained free of charge by directing a request to J. Carlisle Peet, III at 5350 Lakeview Parkway South Drive, Indianapolis, IN 46268.

Championship and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Championship's participants in the solicitation is set forth in the definitive proxy statement. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement.


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